Exhibit 99.1

INVESTOR CONTACT:

Kiley F. Rawlins, CFA

(704) 849-7496

krawlins@familydollar.com

MEDIA CONTACT:

Josh Braverman

(704) 814-3447

jbraverman@familydollar.com

Matt Sherman / Jamie Moser

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

For Immediate Release

FAMILY DOLLAR BOARD OF DIRECTORS UNANIMOUSLY AFFIRMS

COMMITMENT TO STRATEGIC PLAN

Board Concludes Sale of the Company is Not in Best Interest of Shareholders

MATTHEWS, N.C. – March 3, 2011 – Family Dollar Stores, Inc. (the “Company” or “Family Dollar”) (NYSE: FDO) today announced that its Board of Directors, by a unanimous vote of those present, determined that continued implementation of the Company’s strategic plan remains the best way to deliver value to all Family Dollar shareholders. The Board also determined that the unsolicited, conditional proposal from Trian Group to acquire Family Dollar substantially undervalues the Company and that pursuit of a sale of the Company is not in the best interest of shareholders.

“In September 2010, we shared with investors our strategic plan to accelerate revenue growth, expand operating margins and optimize our capital structure,” said Howard Levine, Chairman and CEO. “The results from this fiscal year are a positive reflection of this plan. We have accelerated new store openings, launched an ambitious, multi-year store renovation program, and invested to improve our operational capabilities. In addition, our Board increased the quarterly dividend by 16% to $0.18 per share and approved a $750 million share repurchase program. As of March 2, 2011, the Company had repurchased $400 million of common stock.”

“Family Dollar is executing effectively on its business plan and has a proven record of delivering superior results for shareholders. We continue to believe that our efforts to serve our customers better while improving our operational capabilities and returning excess capital to shareholders will deliver strong financial returns in fiscal 2011 and beyond,” concluded Levine.

The Company also announced that its Board has adopted a shareholder rights plan, details of which will be contained in a Form 8-K to be filed with the U.S. Securities and Exchange Commission. The rights plan, which has a term of 12 months and a 10% beneficial ownership threshold, is intended to enable all of the Company’s shareholders to realize the long-term value of their investment in the Company, and reduce the likelihood that any person or group would gain control of the Company by open market accumulation or otherwise without paying a control premium for all shares.

Morgan Stanley & Co. Incorporated is acting as financial advisor to Family Dollar and Cleary Gottlieb Steen & Hamilton LLP is acting as legal counsel.

About Family Dollar

Beginning with one store in 1959 in Charlotte, North Carolina, the Company currently operates more than 6,800 stores in 44 states. Family Dollar Stores, Inc., a Fortune 500 company, is based in Matthews, North Carolina, just outside of Charlotte and is a publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

Cautionary Statements

Certain statements contained in this press release are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address certain plans, activities or events which the Company expects will or may occur in the future and relate to, among other things, the state of the economy, the Company’s investment and financing plans, net sales, comparable store sales, cost of sales, SG&A expenses, earnings per diluted share, dividends and share repurchases. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Consequently, all of the forward-looking statements made by the Company in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission up to the date of this release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

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